UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2016

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

242A West Valley Brook Road

Califon, New Jersey 07830

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On November 29, 2016, Blank Rome, LP withdrew as counsel for the Company in its current RTC litigation pursuant to an Order signed by the Court. Due to its severe cash constraints, the Company has been unable to pay legal fees in connection with the litigation. Pursuant to the Order, the Company is required to obtain new counsel on or before December 29, 2016. As a result, the Company is seeking a more cost effective way to defend the claims by the plaintiffs and maintain its counterclaims against the counter defendants, including finding a contingency based law firm. The Company can not predict whether it will be successful in obtaining new counsel. If it is unable to do so, such event will have a material adverse impact on the Company.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

/s/ David Cutler
Name: David Cutler
Title: Chief Executive Officer
Date: December 5, 2016